UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2020

Lord Global Corporation

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Lord Global Corporation

4041 East Sunset Blvd

Henderson, NV 89014

(Address of principal executive offices)

(816) 304-2686

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BGFTD	OTC Market Pink

Lord Global Corporation

Form 8-K

Current Report

Item 8.01 Other Events – Execution of Share Exchange Agreement

On January 29, 2020, the regulatory agency FINRA approved the requested name change from Bigfoot Project Investments Inc. to Lord Global Corporation with a ticker change from BGFT to LRDG. The agency also approved a reverse stock split of 100,000 to 1.

On February 6, 2020, the Board of Directors of Lord Global Corporation authorized the transfer of all assets and liabilities of the parent corporation into the wholly owned subsidiary Healthy Expeditions Inc.

On February 7, 2020, the Board of Directors of Lord Global Corporation authorized a share exchange agreement with 27 Health, Inc. Per the agreement, 27 Health Inc. became a wholly owned subsidiary of Lord Global Corporation.

On February 10, 2020, the Board of Directors authorized the dissolution of the wholly owned subsidiary Lord Global Corporation. The Board further noted that no agreements made with the subsidiary had been submitted for Board approval therefore, all agreements and contracts made prior to the execution of the Share Exchange Agreement between Bigfoot Project Investments Inc. and Lord Global Corporation dated December 31, 2019 are null and void.

On February 10, 2020, the Company determined that the website (lordglobal.com) and email accounts (@lordglobal.com) were being used by the former officers of the company. Therefore, the Company is putting the public on notice that the website “www.lordglobal.com” is no longer used by the Company.

Any emails from email accounts “@lordglobal.com” are unauthorized.

The Company will establish a new website using the wholly owned subsidiary name 27 Health Inc.

Item 9.01 Exhibits

Exhibit 10.1 – Share Exchange Agreement

Exhibit 10.2 – Written consent by majority of shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lord Global Corporation

Date: February 11, 2020	By:	/s/ Joseph Frontiere
Joseph Frontiere
CEO